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                                                                   Exhibit 23.7


                            Independent Auditor's Consent




We consent to the incorporation by reference in this Registration Statement of U.S. Office Products Company on Form S-4 of our report, relating to the financial statements of Whitecoulls Group Limited as of 30 June, 1996 and 1995 and for the years then ended, dated 20 January 1997 appearing in the Current Report of U.S. Office Products Company on Form 8-K dated 29 January 1997.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ DELOITTE TOUCHE TOHMATSU
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DELOITTE TOUCHE TOHMATSU
25 September 1997
Auckland, New Zealand